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                                                                   EXHIBIT 10.16
                                   AGREEMENT

     THIS AGREEMENT (this "Agreement") is entered into effective as of March 13, 2001, by and between U.S. Concrete, Inc., a Delaware corporation ("USC"), and Neil J. Vannucci ("Vannucci").

                                    RECITALS

     WHEREAS, USC, Bay Cities Acquisition Inc., a Delaware corporation and wholly owned subsidiary of USC, Bay Cities Building Materials Co., Inc., a California corporation ("Bay Cities"), Vannucci and other former stockholders of Bay Cities entered into that certain Agreement and Plan of Reorganization Agreement, dated as of March 22, 1999 and as amended by the Amendment to Agreement and Plan of Reorganization among the same parties dated as of May 25, 1999, (as amended, the "Acquisition Agreement"); and

     WHEREAS, pursuant to the terms of the Acquisition Agreement, Vannucci agreed to be bound by the noncompetition provisions contained in Article VIII thereof; provided, however, that Paragraph 4(C) of the Acquisition Agreement specified certain activities that the provisions of Article VIII thereof would not prohibit Vanucci from engaging in (the provisions of Paragraph 4(C) of the Acquisition Agreement being hereinafter referred to as the "Exception Provisions"); and

     WHEREAS, USC desires that Vannucci agree not conduct any activities that would be permitted under the Exception Provisions and Vanucci is willing to (i) refrain from engaging in any of those activities and (ii) agree to the other restrictions on his activities and commit to take the actions specified herein, all on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein, and for other good and valuable consideration, the parties hereto agree with each other as follows:

     1.   Payment Option and Restricted Activities.

     (a) USC shall have the option to make payments to Vannucci in the aggregate amount of $138,000.00 during each of the 12-month periods beginning April 1, 2001, 2002 and 2003 and ending March 31, 2002, 2003 and 2004, respectively (each, an "Option Period" and each aggregate payment of $138,000.00 made by USC during an Option Period, an "Option Period Payment"). In consideration of the foregoing, during the Restricted Term (as defined herein) the Exception Provisions shall not be applicable and, without limiting the generality of the foregoing and notwithstanding anything to the contrary contained in the Acquisition Agreement, Vannucci shall not, during the Restricted Term, directly or indirectly, for himself or on behalf of or in conjunction with

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any other person, company, partnership, corporation or business or other entity of whatever nature, engage, as an officer, director, shareholder, owner, investor, partner, joint venturer, or in any managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, dealer or distributor, in any Restricted Activities (as defined herein) within any State of the United States where USC or any of its subsidiaries then conducts business.

     (b) For purposes of this Agreement "Restricted Activities" means the import, storage or sale of cement and/or aggregates, including, without limitation, the development, ownership and/or operation of any import terminal or other facility used or intended to be used, in whole or in part, for the import, storage or sale of cement and/or aggregates.

     (c) For purposes of this Agreement "Restricted Term" means the period beginning on the date hereof and continuing through: (i) March 31, 2002, if USC fails to make the first Option Period Payment in full by that date; (ii) March 31, 2003, if USC makes the first Option Period Payment in full by March 31, 2002 but does not make the second Option Period Payment in full by March 31, 2003;
(iii) March 31, 2004, if USC satisfies the condition of subpart (ii) of this
Section 1(c) and makes the second Option Period Payment in full by March 31, 2003 but does not make the third Option Period Payment in full by March 31, 2004; and (iv) March 31, 2005, if USC satisfies the conditions of subparts (ii) and (iii) of this Section 1(c) and makes the third Option Period Payment in full by March 31, 2004.

     (d) The Option Period Payment USC may make during any Option Period shall be in three cash installments of $46,000.00 each, payable on such dates during such Option Period as USC may determine, in each case to such account or accounts as Vannucci shall specify to USC in writing.

     (e) Without limiting the generality of the restrictive covenants set forth in Section 1 herein, Vannucci specifically agrees not to pursue or lend assistance to any person or entity in obtaining any permits or authorizations he may have applied for or otherwise sought (whether in his name individually or on behalf of any entity in which he is or was a stockholder, member or partner) in connection with the development or operation of a cement and/or aggregates import terminal in or near the San Francisco Bay Area and shall use reasonable efforts to withdraw such permits or, if any such permits were applied for jointly with another person or entity, have his name and/or the name of any such entity in which he is or was a stockholder, member or partner removed from such permits or authorizations.

     (f) In the event of any breach or threatened breach by Vannucci of any provision of this Agreement, USC will be entitled, in addition to any other remedies that it may have at law or in equity, to injunctive relief or an order of specific performance. No failure or delay by USC in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any

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other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     2.   No Prior Agreements.   Vannucci represents and warrants to USC
that neither the execution and delivery of this Agreement by Vannucci nor his compliance with the restrictions and other provisions contained herein will violate, breach or conflict with any agreement, arrangement or understanding with any other person or entity. Further, Vannucci agrees to indemnify USC from and against any claim, liability, loss, cost or expense, including but not limited to attorneys' fees and expenses of investigation, arising out of or resulting from any claim by any third party to the effect that this Agreement violates, breaches or conflicts in any way with any other agreement to which Vanucci or any of his affiliates is a party or is bound.

     3. Reaffirmation of Limitations on Competition. Vannucci hereby ratifies and affirms his obligations under Article VIII of the Acquisition Agreement (Limitations on Competition) and all other provisions of the Acquisition Agreement that continue to survive in accordance with their terms.

     4. General. This Agreement may be amended only by the written agreement of each party hereto. Each party hereto agrees to perform any further acts and to execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement. This Agreement shall be binding on and inure to the benefit of each party hereto, and such party's successors, personal representatives and assigns. This Agreement sets forth the entire understanding between the parties hereto concerning the subject matter of this Agreement. In the event that any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in Section 1 of this Agreement are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall be reformed in accordance therewith. This Agreement shall be governed by the laws of the State of Texas. This Agreement may be executed in one or more counterparts, any of which shall be deemed to be an original, all of which taken together shall constitute one and the same instrument. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   U.S. CONCRETE, INC.

                                   By: /s/ Eugene P. Martineau
                                       --------------------------
                                       Eugene P. Martineau, President

                                   /s/ Neil J. Vannucci
                                   ------------------------------
                                   Neil J. Vannucci

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